As filed with the Securities and Exchange Commission on January 21, 2015

Registration No. 333-200384

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW EAST HOLDINGS, INC.

ENGILITY HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware Delaware	6324 6324	61-1748527 45-3854852
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3750 Centerview Drive

Chantilly, Virginia 20151

(703) 708-1400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas O. Miiller, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Engility Holdings, Inc.

3750 Centerview Drive

Chantilly, Virginia 20151

(703) 708-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ryan D. Thomas, Esq. Jay H. Knight, Esq. Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201 (615) 742-6200	Frederick S. Green, Esq. Jaclyn L. Cohen, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10154 (212) 310-8000	Marni J. Lerner, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon the satisfaction or waiver of all other conditions to the closing of the mergers described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

New East Holdings, Inc. and Engility Holdings, Inc. are filing this Amendment No. 4 (this “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-200384) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibits 8.1, 8.2, 23.6 and 23.7. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibits 8.1, 8.2, 23.6 and 23.7. The joint proxy/consent solicitation statement/prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware General Corporation Law. Section 145 of the DGCL provides that a corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses as the court deems proper. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her in connection with such proceeding. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns the unlawful payment of dividends or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

New Engility Organizational Documents. The current New Engility certificate of incorporation provides that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of New Engility will not be liable to New Engility or its stockholders for monetary damages for a breach of fiduciary duty as a director. Further, the New Engility certificate of incorporation provides that any repeal or modification of the provisions in the New Engility bylaws relating to such limitation of liability will not adversely affect any right or protection of a director of New Engility existing at the time of such repeal or modification.

The current New Engility certificate of incorporation and bylaws provides that New Engility will indemnify its officers and directors to the fullest extent permitted by the DGCL. Further, the current New Engility bylaws provide that a person’s rights to indemnification thereunder will not be exclusive of other rights to which such person may be entitled under an insurance policy, the DGCL, the certificate of incorporation, a resolution of the stockholders or the New Engility board or an agreement providing for indemnification.

Upon consummation of the transactions contemplated by the merger agreement (which is included as Exhibit 2.1 to this registration statement), New Engility will amend and restate its certificate of incorporation and its bylaws (in substantially the forms included as Exhibit 3.5 and Exhibit 3.7, respectively, to this registration statement).

The New Engility charter will provide that no director will be personally liable to New Engility or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the directors derived an improper personal benefit. Additionally, the New Engility charter will provide that if the DGCL is amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of New Engility will be eliminated or limited to the fullest extent provided by the DGCL, as so amended. Further, the New Engility charter will provide that any repeal or modification of the provisions of the New Engility charter relating to any such limitation of liability will not adversely affect any right or protection of a director of New Engility existing at the time of such repeal or modification.

The New Engility bylaws will provide that New Engility will indemnify its current and former directors and officers to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits New Engility to provide broader indemnification rights that such law permitted New Engility to provide prior to such amendment), except that New Engility will not be obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the New Engility board, subject to limited exceptions set forth in the New Engility bylaws. The right to indemnification includes the right to be paid by New Engility the expenses (including attorneys’ fees) incurred in appearing at, participating in or defending in any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under the New Engility bylaws, provided that the director or officer delivers an undertaking to repay the advanced amounts if it is ultimately determined that the director or officer is not entitled to indemnification or advancement.

The New Engility bylaws will provide that any amendment, alteration or repeal of the indemnification provisions that adversely affect the right of an indemnitee or its successors will be prospective only and will not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. Additionally, the New Engility bylaws will provide that the indemnification and expense advancement obligations under the New Engility bylaws will be the primary source of indemnification and advancement of such indemnitee in connection therewith, and any obligation on the part of any stockholder of New Engility, its affiliates and controlling persons under any organizational document, agreement or insurance policies maintained by any such indemnitor providing, among other things, indemnification or advancement of expenses for the indemnitee for, among other things, the same matters that are subject to the indemnification and expense advancement provisions of the New Engility bylaws will be secondary to New Engility’s obligations to indemnify and advance expenses to such indemnitee and will be reduced by any amount that such indemnitee may collect as indemnification of advancement of expense from New Engility.

Directors’ and Officers’ Insurance. Engility maintains, and if the merger occurs New Engility will maintain, insurance on behalf of any person who is or was an officer or director against claims or liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not New Engility would have the power or the obligation to indemnify him or her against such liability under New Engility’s organizational documents.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

See the “Exhibit Index” which follows the signature pages to this joint proxy/consent solicitation statement/prospectus and is herein incorporated by reference.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(g) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(h) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, Commonwealth of Virginia, on January 21, 2015.

ENGILITY HOLDINGS, INC.

By:	/s/ Anthony Smeraglinolo
Name:	Anthony Smeraglinolo
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Anthony Smeraglinolo Anthony Smeraglinolo	Director, President and Chief Executive Officer (Principal Executive Officer)	January 21, 2015

/s/ Michael J. Alber Michael J. Alber	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 21, 2015

/s/ Richard B. Harkey Richard B. Harkey	Vice President and Corporate Controller (Principal Accounting Officer)	January 21, 2015

* Edward. P. Boykin	Chairman of the Board	January 21, 2015

* Darryll J. Pines	Director	January 21, 2015

* Anthony Principi	Director	January 21, 2015

Charles S. Ream	Director

* David A. Savner	Director	January 21, 2015

* William G. Tobin	Director	January 21, 2015

* By:	/s/ Jon Brooks Jon Brooks	Attorney-in-fact	January 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chantilly, Commonwealth of Virginia, on January 21, 2015.

NEW EAST HOLDINGS, INC.

By:	/s/ Anthony Smeraglinolo
Name:	Anthony Smeraglinolo
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Anthony Smeraglinolo Anthony Smeraglinolo	President and Chief Executive Officer (Principal Executive Officer)	January 21, 2015

/s/ Michael J. Alber Michael J. Alber	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 21, 2015

/s/ Thomas O. Miiller Thomas O. Miiller	Director and Secretary	January 21, 2015

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1**	Agreement and Plan of Merger, dated as of October 28, 2014, by and among TASC Parent Corporation, Toucan Merger Corporation I, Toucan Merger Corporation II, Engility Holdings, Inc., New East Holdings, Inc. and East Merger Sub, LLC (attached as Annex A to the joint proxy/consent solicitation statement/prospectus included in this registration statement).†

3.1	Restated Certificate of Incorporation of Engility Holdings, Inc., dated July 6, 2012 (incorporated herein by reference to Exhibit 3.1 to Engility Holdings, Inc.’s Current Report on Form 8-K, as filed with the Commission on July 9, 2012 (File No. 001-35487)).

3.2	Certificate of Amendment of the Restated Certificate of Incorporation of Engility Holdings, Inc., dated July 16, 2012, as corrected by Certificate of Correction of the Certificate of Amendment of the Restated Certificate of Incorporation of Engility Holdings, Inc., dated July 19, 2012 (incorporated herein by reference to Exhibit 3.1 of Engility Holdings, Inc.’s Current Report on Form 8-K, as filed with the Commission on July 20, 2012 (File No. 001-35487)).

3.3	Amended and Restated Bylaws of Engility Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 of Engility Holdings, Inc.’s Current Report on Form 8-K, as filed with the Commission on July 9, 2012 (File No. 001-35487)).

3.4**	Certificate of Incorporation of New East Holdings, Inc. as currently in effect.

3.5**	Form of Amended and Restated Certificate of Incorporation of New East Holdings, Inc. (attached as Annex E to the joint proxy/consent solicitation statement/prospectus included in this registration statement).

3.6**	Bylaws of New East Holdings, Inc. as currently in effect.

3.7**	Form of Amended and Restated Bylaws of New East Holdings, Inc. (attached as Annex F to the joint proxy/consent solicitation statement/prospectus included in this registration statement).

5.1**	Opinion of Bass, Berry & Sims PLC regarding the legality of the securities being registered.

8.1*	Opinion of Weil, Gotshal & Manges LLP regarding certain tax matters.

8.2*	Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters.

21.1**	Subsidiaries of Engility Holdings, Inc.

23.1**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm to Engility Holdings, Inc.

23.2**	Consent of Grant Thornton LLP, independent registered public accounting firm to Dynamics Research Corporation for the year ended December 31, 2012.

23.3**	Consent of Grant Thornton LLP, independent certified public accountants to Dynamics Research Corporation for the year ended December 31, 2013.

23.4**	Consent of Deloitte & Touche LLP, independent auditors to TASC Parent Corporation.

23.5**	Consent of Bass, Berry and Sims PLC (included in Exhibit 5.1 above).

23.6*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8.1 above).

23.7*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.2 above).

24.1**	Power of Attorney.

EXHIBIT NUMBER	DESCRIPTION

99.1**	Consent of Barclays Capital Inc.

99.2**	Consent of Lazard Frères & Co. LLC.

99.3	Voting Agreement, dated as of October 28, 2014, by and between Engility Holdings, Inc. and Birch Partners, LP, and, for the limited purposes set forth therein, the KKR Investors (as defined therein) and the GA Investors (as defined therein) (incorporated herein by reference to Exhibit 10.1 of Engility Holdings, Inc.’s Current Report on Form 8-K, as filed with the Commission on October 29, 2014 (File No. 001-35487)).

99.4**	Form of Stockholders Agreement (attached as Annex B to the joint proxy/consent solicitation statement/prospectus included in this registration statement).

99.5**	Form of Proxy Card for Special Meeting of Stockholders of Engility Holdings, Inc.

99.6**	Form of Consent for Holders of TASC Parent Corporation Common Stock.

99.7**	Consent of Peter A. Marino.

99.8**	Consent of David M. Kerko.

99.9**	Consent of Steven A. Denning.

99.10**	Consent of Lynn A. Dugle.

*	Filed herewith
**	Previously filed
†	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrants hereby undertake to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission.